Exhibit 10.1
FORM OF DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENT
     This Director and Officer Indemnification Agreement, dated as of                     , 2006 (this “Agreement”), is made by and between The Lamson & Sessions Co., an Ohio corporation (the “Company”), and [Name of the Indemnitee] (the “Indemnitee”), a director and/or officer of the Company.
RECITALS:
     A. The Indemnitee is currently serving as a director and/or officer of the Company, and the Company desires that the Indemnitee continue serving in such capacity. The Indemnitee is willing, subject to certain conditions, including the execution and performance of this Agreement by the Company, to continue serving in such capacity.
     B. In addition to the indemnification to which the Indemnitee is entitled under the Amended Code of Regulations of the Company (the “Regulations”), the Company has obtained, at its sole expense, insurance protecting the Company and its officers and directors, including the Indemnitee, against certain losses arising out of any threatened, pending or completed action, suit, proceeding or claim to which such persons may be made or are threatened to be made parties.
AGREEMENT:
     NOW, THEREFORE, in order to induce the Indemnitee to continue to serve in [his/her] current capacity with the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Indemnitee agree as follows:
     1. Certain Definitions. In addition to terms defined elsewhere in this Agreement, the following terms have the following meanings when used in this Agreement with initial capital letters:
     (a) “Board” means the Board of Directors of the Company.
     (b) A “Change in Control” shall have occurred if any of the following events occur:
     (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either: (A) the then-outstanding shares of common stock of the Company (the “Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (“Voting Stock”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 1(b); or

     (ii) Individuals who, as of the date of this Agreement, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason (other than death or disability) to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 promulgated under the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company; or
     (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Company Common Stock and Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Company Common Stock and Voting Stock of the Company, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 15% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company, providing for such Business Combination; or
     (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
          (c) “Exchange Act” means the Securities Exchange Act of 1934.
          (d) “Independent Counsel” means nationally recognized legal counsel designated for such purpose by the Indemnitee and reasonably acceptable to a majority of the members of the Incumbent Board, even if less than a quorum, which shall not be an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services (in each case in the past five years) for (x) the Company, (y) any Person who may be indemnified in such action, suit, proceeding or claim, or (z) any holder of 5% or more of the then-outstanding shares of any class of the Company Common Stock or Voting Stock.
          (e) “ORC” means the Ohio Revised Code.
     2. Continued Service. The Indemnitee shall serve or continue to serve as a director and/or officer of the Company so long as [he/she] is duly elected in accordance with the Regulations or until [he/she] resigns in writing or is removed from office in accordance with applicable law.
     3. Initial Indemnity. (a) The Company shall indemnify the Indemnitee if or when [he/she] is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that [he/she] is or was a director and/or officer of the Company or is or was serving at the request of the Company as a director, trustee, officer, employee, member, manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in any such capacity, against any and all costs, charges, expenses (including fees and expenses of attorneys or others; all such costs, charges and expenses being jointly referred to in this Agreement as “Expenses”), judgments, fines and amounts paid in settlement actually incurred by the Indemnitee in connection therewith, including any appeal of or from any judgment or decision, (i) in the case of an Indemnitee that is a director of the Company, unless it is proved by clear and convincing evidence in a court of competent jurisdiction that the Indemnitee’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company and (ii) in the case of an Indemnitee that is an officer of the Company but not a director of the Company, if the Indemnitee acted in good faith and in a manner which [he/she] reasonably believed to be in or not opposed to the best interests of the Company. In addition, with respect to any criminal action or proceeding, indemnification under this Agreement shall be made only if the Indemnitee had no reasonable cause to believe [his/her] conduct was unlawful. The termination of any action, suit, proceeding or claim by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not satisfy the foregoing applicable standard of conduct.
          (b) The Company shall indemnify the Indemnitee if or when [he/she] is a party or is threatened to be made a party, to any threatened, pending or completed action, suit, proceeding or claim by or in the right of the Company to procure a judgment in its favor, by reason of the fact that the Indemnitee is or was a director and/or officer of the Company or is or was serving at the request of the Company as a director, trustee, officer, employee, member, manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in any such capacity, against any and all Expenses, judgments, fines and amounts paid in settlement actually incurred by the Indemnitee in connection therewith, including any appeal of or from any judgment or decision, (i) in the case of an Indemnitee that is a director of the Company, unless it is proved by clear and convincing evidence in a court of competent jurisdiction that the Indemnitee’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company and (ii) in the case of an Indemnitee that is an officer of the Company but not a director of the Company, if the Indemnitee acted in good faith and in a manner which [he/she] reasonably believed to be in or not opposed to the best interests of the Company. Notwithstanding the foregoing provisions of this Section 3(b), no indemnification pursuant to this Section 3(b) shall be made (A) in the case of an Indemnitee that is an officer but not a director of the Company, in respect of any claim, issue or matter as to which the Indemnitee is adjudged to be liable for negligence or misconduct in the performance of [his/her] duty to the Company unless, and only to the extent that, the court of common pleas or other court in which such action, suit, proceeding or claim was brought determines, notwithstanding any adjudication of liability, that in view of all the circumstances of the case the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses, judgments, fines and amounts paid in settlement as such court of common pleas or other court shall deem proper, or (B) in the case of an Indemnitee that is a director of the Company, in respect of any action, suit, proceeding or claim in which the only liability asserted against the Indemnitee is pursuant to Section 1701.95 of the ORC.
          (c) Any indemnification under Section 3(a) or Section 3(b) (unless ordered by the court in which such action, suit, proceeding or claim was brought) shall be made by the Company only upon a determination relating to the specific case that indemnification of the Indemnitee is proper in the circumstances because [he/she] has met the applicable standard of conduct set forth in Section 3(a) or Section 3(b). Prior to a Change in Control, such determination shall be made (i) by a majority vote or consent of a quorum consisting of directors [who are members of the Incumbent Board and] who were not and are not parties to or threatened with such action, suit, proceeding or claim (“Disinterested Directors”) or (ii) if such a quorum of Disinterested Directors is not available or if a majority of such quorum so directs, by Independent Counsel in a written opinion to the Board (with a copy to the Indemnitee); provided, however, that if the Indemnitee is no longer serving as a director of the Company or as an officer of the Company at the time that such action, suit, proceeding or claim is initiated, then such determination shall be made by Independent Counsel in a written opinion to the Board (with a copy to the Indemnitee), unless the Indemnitee shall have elected in writing to have such determination made by a majority vote or consent of a quorum of Disinterested Directors, in which case such determination shall be made by such quorum of Disinterested Directors. Following a Change in Control, such determination shall be made by Independent Counsel in a written opinion to the Board (with a copy to the Indemnitee), unless the Indemnitee shall have elected in writing to have such determination made by a majority vote or consent of a quorum consisting of Disinterested Directors, in which case such determination shall be made by such quorum of Disinterested Directors.
          (d) To the extent that the Indemnitee has been successful on the merits or otherwise, including the dismissal of an action without prejudice, in defense of any action, suit, proceeding or claim referred to in Section 3(a) or Section 3(b), or in defense of any claim, issue or matter therein, [he/she] shall be indemnified against Expenses actually incurred by [him/her] in connection therewith.
          (e) Expenses actually incurred by the Indemnitee in defending any action, suit, proceeding or claim referred to in Section 3(a) or Section 3(b), or in defense of any claim, issue or matter therein, shall be paid by the Company as they are incurred in advance of the final disposition of such action, suit, proceeding or claim under the procedure set forth in Section 5(b).
          (f) For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on the Indemnitee with respect to any employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, member, manager or agent of the Company which imposes duties on, or involves services by, the Indemnitee with respect to an employee benefit plan, its participants or beneficiaries.
          (g) No amendment to the Articles of Incorporation of the Company (the “Articles”) or the Regulations may deny, diminish or encumber the Indemnitee’s rights to indemnity pursuant to the Articles, the Regulations, the ORC or any other applicable law as applied to any act or failure to act occurring in whole or in part prior to the date (the “Effective Date”) upon which the amendment was approved by the shareholders of the Company. In the event that the Company shall purport to adopt any amendment to its Articles or Regulations or take any other action the effect of which is to deny, diminish or encumber the Indemnitee’s rights to indemnity pursuant to the Articles, the Regulations, the ORC or any such other law, such amendment shall apply only to acts or failures to act occurring entirely after the Effective Date.
     4. Additional Indemnification. (a) Pursuant to Section 1701.13(E)(6) of the ORC, without limiting any right which the Indemnitee may have pursuant to Section 3 or any other provision of this Agreement or the Articles, the Regulations, the ORC, any policy of insurance or otherwise, but subject to any limitation on the maximum permissible indemnity which may exist under applicable law at the time of any request for indemnity under this Agreement and subject to the following provisions of this Section 4, the Company shall indemnify the Indemnitee against any amount which [he/she] is or becomes obligated to pay relating to or arising out of any claim made against [him/her] because of any act, failure to act or neglect or breach of duty, including any actual or alleged error, misstatement or misleading statement, that [he/she] commits, suffers, permits or acquiesces in while acting in [his/her] capacity as a director and/or an officer of the Company or at the request of the Company as a director, trustee, officer, employee, member, manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust or other enterprise. The payments which the Company is obligated to make pursuant to this Section 4 shall include any and all Expenses, judgments, fines and amounts paid in settlement, actually incurred by the Indemnitee in connection therewith including any appeal of or from any judgment or decision; provided, however, that the Company shall not be obligated under this Section 4 to make any payment in connection with any claim against the Indemnitee:
     (i) to the extent of any fine or similar governmental imposition which the Company is prohibited by applicable law from paying (as determined by final order of a court of competent jurisdiction); or
     (ii) to the extent based upon or attributable to the Indemnitee having actually realized a personal profit to which [he/she] was not legally entitled, including profit (A) from the purchase and sale by the Indemnitee of equity securities of the Company which is recoverable by the Company pursuant to Section 16(b) of the Exchange Act and (B) arising from transactions in publicly traded securities of the Company which were effected by the Indemnitee in violation of Section 10(b) of the Exchange Act or Rule 10b-5 promulgated thereunder.
          (b) A determination as to whether the Indemnitee shall be entitled to indemnification under this Section 4 shall be made in accordance with Section 5(a). Expenses incurred by the Indemnitee in defending any claim to which this Section 4 applies shall be paid by the Company as they are actually and reasonably incurred in advance of the final disposition of such claim under the procedure set forth in Section 5(b).
     5. Certain Procedures Relating to Indemnification. (a) For purposes of pursuing [his/her] rights to indemnification under Section 4, the Indemnitee shall (i) submit to the Board a sworn statement of request for indemnification substantially in the form of Exhibit 1 attached to this Agreement and made a part of this Agreement (the “Indemnification Statement”) averring that [he/she] is entitled to indemnification under this Agreement and (ii) present to the Company evidence in reasonable detail of all amounts for which indemnification is requested. Submission of an Indemnification Statement to the Board shall create a presumption that the Indemnitee is entitled to indemnification under this Agreement, and the Company shall, within 30 calendar days after submission of the Indemnification Statement, make the payments requested in the Indemnification Statement to or for the benefit of the Indemnitee, unless (A) within such 30-calendar-day period by the vote or consent of a majority of the members of the Incumbent Board, even if less than a quorum, shall determine that the Indemnitee is not entitled to indemnification under Section 4, (B) such vote shall be based upon clear and convincing evidence sufficient to rebut the foregoing presumption, and (C) the Company shall notify the Indemnitee within such period of such vote, which notice shall disclose with particularity the evidence upon which the vote is based. The foregoing notice shall be sworn to by each member of the Incumbent Board who participated in the vote and voted to deny indemnification. The provisions of this Section 5(a) are intended to be procedural only and shall not affect the right of the Indemnitee to indemnification under Section 4 so long as the Indemnitee follows the prescribed procedure, and any determination by a majority of the members of the Incumbent Board that the Indemnitee is not entitled to indemnification and any failure to make the payments requested in the Indemnification Statement shall be subject to de novo judicial review by any court of competent jurisdiction.
          (b) For purposes of obtaining payments of Expenses in advance of final disposition pursuant to Section 3(e) or the last sentence of Section 4(b), the Indemnitee shall submit to the Company a sworn request for advancement of Expenses substantially in the form of Exhibit 2 attached to this Agreement and made a part of this Agreement (the “Undertaking”), averring that [he/she] has incurred or in good faith expects to incur actual Expenses in defending an action, suit, proceeding or claim referred to in Section 3(a) or Section 3(b) or any claim referred to in Section 4, or pursuant to Section 11. Unless determined in a final order of a court of competent jurisdiction to be prohibited from payment at the time of the Indemnitee’s act or omission at issue, or unless the only liability asserted against the Indemnitee in the subject action, suit, proceeding or claim is pursuant to ORC Section 1701.95, the Indemnitee shall be eligible to execute Part A of the Undertaking by which [he/she] undertakes to: (i) (A) in the case of an Indemnitee that is a director of the Company, repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that the Indemnitee’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company and (B) in the case of an Indemnitee that is an officer of the Company but not a director of the Company, (1) repay such amount if (x) with respect to any action, suit, proceeding or claim (other than an action by or in the right of the Company) brought against the Indemnitee by reason of the fact that the Indemnitee is or was an officer of the Company for which the Indemnitee has received advancement of Expenses, it is determined that the Indemnitee did not act in good faith and in a manner which [he/she] reasonably believed to be in or not opposed to the best interests of the Company or (y) with respect to any action, suit, proceeding or claim brought against the Indemnitee by or in the right of the Company for which the Indemnitee has received advancement of Expenses, the Indemnitee is adjudged to be liable for negligence or for misconduct in the performance of [his/her] duty to the Company and the court has not determined that the Indemnitee is entitled to indemnification and (ii) reasonably cooperate, at the Company’s sole cost and expense, with the Company concerning the action, suit, proceeding or claim. In all cases, the Indemnitee shall be eligible to execute Part B of the Undertaking by which he undertakes to repay such amount if it ultimately is determined by a final order of a court of competent jurisdiction that [he/she] is not entitled to be indemnified by the Company under this Agreement or otherwise. In the event that the Indemnitee is eligible to and does execute both Part A and Part B of the Undertaking, the Expenses which are paid by the Company pursuant thereto shall be required to be repaid by the Indemnitee only if [he/she] is required to do so under the terms of both Part A and Part B of the Undertaking. Upon receipt of the Undertaking, the Company shall thereafter promptly pay such Expenses of the Indemnitee as are noticed to the Company in reasonable detail arising out of the matter described in the Undertaking. No security shall be required in connection with any Undertaking.
     6. Limitation on Indemnity. Notwithstanding anything in this Agreement to the contrary, (a) the Company shall not be required by this Agreement to indemnify the Indemnitee with respect to any action, suit, proceeding or claim that was initiated by the Indemnitee prior to a Change in Control, unless the initiation by the Indemnitee of such action, suit, proceeding or claim shall have been approved in advance by the vote or consent of a majority of the members of the Incumbent Board, even if less than a quorum, and (b) the Company shall not be required by this Agreement to indemnify the Indemnitee with respect to any action, suit, proceeding or claim that was initiated by the Indemnitee following a Change in Control unless the initiation by the Indemnitee of such action, suit, proceeding or claim was (i) to enforce any rights to indemnification arising under this Agreement but relates to any action, suit, proceeding or claim initiated by or on behalf of the Company or any third party prior to a Change in Control, (ii) authorized by an agreement other than this Agreement entered into prior to a Change in Control to which the Company is a party whether heretofore or hereafter entered, or (iii) otherwise ordered by the court in which the suit was brought.
     7. Subrogation; Duplication of Payments. (a) In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights; provided, however, that such subrogation shall be subject to the Company executing an instrument in writing satisfactory to the Indemnitee in [his/her] discretion under which the Company agrees to fully indemnify, defend and hold harmless the Indemnitee from any Expense or other liability that may arise therein or therefrom.
          (b) The Company shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee to the extent the Indemnitee has actually received payment (under any insurance policy, the Articles, the Regulations or otherwise) of the amounts otherwise payable under this Agreement without any reservation of rights or other claim for potential disgorgement thereof, as determined by the Indemnitee in good faith.
     8. Defense of Claims. The Company shall be entitled to participate in the defense of any threatened or pending action, suit, proceeding or claim in respect of which the Indemnitee requests indemnification under this Agreement or to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee; provided that if the Indemnitee believes, after consultation with counsel selected by the Indemnitee, that (a) the use of counsel chosen by the Company to represent the Indemnitee would present such counsel with an actual or potential conflict, (b) the named parties in any such action, suit, proceeding or claim (including any impleaded parties) include both the Company and the Indemnitee and the Indemnitee shall conclude that there may be one or more legal defenses available to [him/her] that are different from or in addition to those available to the Company, (c) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing or (d) any such representation could be reasonably expected to increase the Indemnitee’s risk of liability, then the Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular action, suit, proceeding or claim) at the Company’s expense. The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any threatened or pending action, suit, proceeding or claim to which the Indemnitee is, or could have been, a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of the Indemnitee from all liability on any claims that are the subject matter of such action, suit, proceeding or claim. The Indemnitee shall not unreasonably withhold its consent to any proposed settlement, provided that the Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of the Indemnitee.
     9. Liability Insurance. For the duration of the Indemnitee’s service as a director and/or officer of the Company, and thereafter for so long as the Indemnitee shall be subject to any pending or possible action, suit, proceeding or claim of the type described in Section 3 or any pending or possible claim of the type described in Section 4, the Company shall cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for directors and officers of the Company that is at least substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance. The Company shall provide the Indemnitee with a copy of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials. Without limiting the generality or effect of the two immediately preceding sentences, the Company shall not discontinue or significantly reduce the scope or amount of coverage from one policy period to the next (a) without the prior approval thereof by the vote or consent of a majority of the members of the Incumbent Board, even if less than a quorum or (b) if at the time that any such discontinuation or significant reduction in the scope or amount of coverage is proposed there are no directors who are members of the Incumbent Board, without the prior written consent of the Indemnitee. In all policies of directors’ and officers’ liability insurance obtained by the Company, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits, subject to the same limitations, as are afforded to the Company’s directors and officers most favorably insured by such policy.
     10. Shareholder Ratification. The Company may, at its option, propose at any future meeting of shareholders of the Company that this Agreement be ratified by the shareholders of the Company; provided, however, that the Indemnitee’s rights under this Agreement shall be fully enforceable in accordance with the terms of this Agreement whether or not such ratification is sought or obtained.
     11. Fees and Expenses of Enforcement. It is the intent of the Company that the Indemnitee not be required to incur the expenses associated with the enforcement of [his/her] rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee under this Agreement. Accordingly, if it should appear to the Indemnitee that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person or entity initiates any litigation or other legal action to declare this Agreement void or unenforceable or to deny to, or to recover from, the Indemnitee the benefits intended to be provided to the Indemnitee under this Agreement, the Company irrevocably authorizes the Indemnitee from time to time to retain counsel of [his/her] choice, at the expense of the Company as hereafter provided, to represent the Indemnitee in connection with the initiation and prosecution by the Indemnitee of any litigation or other legal action to enforce [his/her] rights under this Agreement or in connection with the defense by the Indemnitee of any litigation or other legal action initiated by the Company or any other person or entity to declare this Agreement void or unenforceable or to deny to, or to recover from, the Indemnitee the benefits intended to be provided to the Indemnitee under this Agreement. Regardless of the outcome thereof, the Company shall pay and be solely responsible for any and all costs, charges, and expenses, including fees and expenses of attorneys and others, reasonably incurred by the Indemnitee in connection with any litigation or other legal action referred to in the immediately preceding sentence of this Section 11. In addition, the Company shall pay and be solely responsible for the fees and expenses of any Independent Counsel.
     12. Merger or Consolidation. In the event that the Company shall be a constituent corporation in a consolidation, merger, or other reorganization, the Company, if it shall not be the surviving, resulting, or acquiring corporation therein, shall require as a condition thereto that the surviving, resulting, or acquiring corporation agree to assume all of the obligations of the Company under this Agreement and to indemnify the Indemnitee to the full extent provided in this Agreement. Whether or not the Company is the resulting, surviving, or acquiring corporation in any such transaction, the Indemnitee shall stand in the same position under this Agreement with respect to the resulting, surviving, or acquiring corporation as [he/she] would have with respect to the Company if its separate existence had continued.
     13. Non-Exclusivity; Nontransferability. The rights to indemnification provided by this Agreement shall not be exclusive of any other rights of indemnification to which the Indemnitee may be entitled under the Articles, the Regulations, the ORC or any other applicable statute, any insurance policy, other agreement or vote of shareholders or directors or otherwise, as to any actions or failures to act by the Indemnitee, and shall continue after [he/she] has ceased to be a director, officer, employee or agent of the Company or other entity for which [his/her] service gives rise to a right under this Agreement, and shall inure to the benefit of [his/her] heirs, executors and administrators. Any limitations on indemnification under any such other agreement or right will not affect the parties’ relative rights under this Agreement. Except as otherwise provided in this Section 13, the rights to indemnification provided by this Agreement are personal to the Indemnitee and are non-transferable by the Indemnitee, and no party other than the Indemnitee is entitled to indemnification under this Agreement.
     14. Severability. If any provision of this Agreement or the application of any provision of this Agreement to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.
     15. Security. To ensure that the Company’s obligations pursuant to this Agreement can be enforced by the Indemnitee, the Company may, at its option, establish a trust pursuant to which the Company’s obligations pursuant to this Agreement and other similar agreements can be funded.
     16. Notices. All notices and other communications under this Agreement shall be in writing and shall be personally delivered or sent by recognized overnight courier service (a) if to the Company, to the then-current principal executive offices of the Company (Attention: Chief Executive Officer) or (b) if to the Indemnitee, to the last known address of the Indemnitee as reflected in the Company’s records. Either party may change its address for the delivery of notices or other communications under this Agreement by providing notice to the other party as provided in this Section 16. All notices shall be effective upon actual delivery by the methods specified in this Section 16.
     17. Prior Agreement. This Agreement supersedes any prior indemnification agreement(s) entered into between the Company and the Indemnitee, which prior indemnification agreement(s) shall, without further action, be terminated and superseded as of the date of this Agreement.
     18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to the principles of conflict of laws thereof.
     19. Modification. This Agreement and the rights and duties of the Indemnitee and the Company under this Agreement may be modified only by an instrument in writing signed by both parties to this Agreement.
     20. References. References to Sections and Exhibits in this Agreement are references to Sections of and Exhibits to this Agreement unless otherwise specified. References to the singular in this Agreement shall include the plural and vice versa; and the word “including” is used in this Agreement by way of illustration only and not by way of limitation.
     21. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all counterparts together will constitute but one and the same instrument.

     IN WITNESS WHEREOF, the Company has caused its duly authorized representative to execute this Agreement, and the Indemnitee has duly executed this Agreement, in each case as of the date first above written.

THE LAMSON & SESSIONS CO.
By:
Name:
Title:

[Name of the Indemnitee]

Exhibit 1
INDEMNIFICATION STATEMENT

STATE OF	)

) SS
COUNTY OF	)

     I,                      , being first duly sworn, do depose and say as follows:
     1. This Indemnification Statement is submitted pursuant to the Indemnification Agreement, dated as of                     , 2006 (the “Indemnification Agreement”), between The Lamson & Sessions Co., an Ohio corporation (the “Company”), and the undersigned.
     2. I am requesting indemnification against costs, charges, expenses (which may include fees and expenses of attorneys and/or others), judgments, fines and amounts paid in settlement (collectively, “Liabilities”), which have been actually and reasonably incurred by me in connection with a claim referred to in Section 4 of the Indemnification Agreement.
     3. With respect to all matters related to any such claim, I am entitled to be indemnified as contemplated pursuant to the Indemnification Agreement.
     4. Without limiting any other rights which I have or may have, I am requesting indemnification against Liabilities which have or may arise out of

                                                                                                                                              ..

[Signature of the Indemnitee]
         Subscribed and sworn to before me, a Notary Public in and for said County and State, this                      day of                                         , 20     .

[Seal]
     My commission expires the                      day of                                         , 20     .

Exhibit 2
UNDERTAKING

STATE OF	)

) SS
COUNTY OF	)

     I,                                         , being first duly sworn, do depose and say as follows:
     1. This Undertaking is submitted pursuant to the Indemnification Agreement, dated as of                     , 2006 (the “Indemnification Agreement”), between The Lamson & Sessions Co., an Ohio corporation (the “Company”), and the undersigned.
     2. I am requesting payment of costs, charges and expenses which I have reasonably incurred or will reasonably incur in defending an action, suit, proceeding or claim, referred to in Section 3(a) or Section 3(b) or any claim referred to in Section 4, or pursuant to Section 11, of the Indemnification Agreement.
     3. The costs, charges, and expenses for which payment is requested are, in general, all expenses related to

                                                                                                                                              ..
          4. Part A1
     [Use this paragraph if the Indemnitee is a director of the Company] I hereby undertake to (a) repay all amounts paid pursuant hereto if it is proved by clear and convincing evidence in a court of competent jurisdiction that my action or failure to act which is the subject of the matter described herein involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company and (b) reasonably cooperate, at the Company’s sole cost and expense, with the Company concerning the action, suit, proceeding or claim.
     [Use this paragraph if the Indemnitee is an officer of the Company but not a director of the Company] I hereby undertake to (a) repay all amounts paid pursuant hereto (i) with respect to any action, suit, proceeding or claim (other than an action by or in the right of the Company) brought against me by reason of the fact that I am or was an officer of the Company for which I received advancement of Expenses, it is determined that I did not act in good faith and in a manner which I reasonably believed to be in or not opposed to the best interests of the Company or (ii) with respect to any action, suit, proceeding or claim brought against me by or in the right of the Company for which I received

1	The Indemnitee shall not be eligible to execute Part A of this Undertaking if, at the time of the Indemnitee’s act or omission at issue, the Articles of Incorporation or the Code of Regulations of the Company prohibit such advances by specific reference to the Ohio Revised Code (the “ORC”) Section 1701.13(E)(5)(a), or if the only liability asserted against the Indemnitee is in an action, suit, proceeding or claim on the Company’s behalf pursuant to ORC Section 1701.95. In the event that the Indemnitee is eligible to and does execute both Part A and Part B of this Undertaking, the costs, charges and expenses which are paid by the Company pursuant hereto shall be required to be repaid by the Indemnitee only if [he/she] is required to do so under the terms of both Part A and Part B of this Undertaking.

advancement of Expenses, I am adjudged to be liable for negligence or for misconduct in the performance of my duty to the Company and the court has not determined that I am entitled to indemnification and (b) reasonably cooperate, at the Company’s sole cost and expense, with the Company concerning the action, suit, proceeding or claim.

[Signature of the Indemnitee]
          4. Part B
     I hereby undertake to repay all amounts paid pursuant hereto if it ultimately is determined that I am not entitled to be indemnified by the Company under the Indemnification Agreement or otherwise.

[Signature of the Indemnitee]
     Subscribed and sworn to before me, a Notary Public in and for said County and State, this                      day of                                          , 20     .

[Seal]
     My commission expires the                      day of                                          , 20     .